BankAmerica Corporation
      Charlotte, NC 28255
      Tel 704 386-5000

      BankAmerica Corporation
      Pricing Supplement No. 0218 Dated         Rule 424(b)(2)
      March 18, 1999 (To Prospectus dated       File number: 333-51367
      May 21, 1998 and Prospectus
      Supplement dated November 16, 1998)

      Senior Medium-Term Notes, Series H
      Due Nine Months or More From Date of Issue


      Principal Amount:                        $ 300,000,000.00
      Issue Price:               99.708 %      $ 299,124,000.00
      Commission or Discount:     0.224 %      $     672,000.00
      Proceeds to Corporation:   99.484 %      $ 298,452,000.00

      Agent:                   NationsBanc Montgomery Securities LLC, as Agent

      Original Issue Date:     March 23, 1999

      Stated Maturity Date:    March 01, 2004

      Cusip #:                 06606N-AH-7

      Form:                    Book-entry only

      Interest Rate:           5.750% Fixed

      Interest Payment Dates:  1st of March and September, commencing on September 1, 1999

      May the Notes be redeemed by the Corporation prior
      to maturity?                                                   No

      May the notes be repaid prior to maturity at the option
      of the holder?                                                 No